Exhibit 10.70

Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses to the Commission upon request.

Vast Solar 1

Early Contractor Involvement

ECI Services Agreement

Vast Solar 1 Pty Ltd as Principal

Primero Group Limited as Contractor

16 February 2024

Contents		Page

1	Definitions and interpretation	4

	1.1 Definitions	4

	1.2 Interpretation	8

2	ECI Services	9

	2.1 Performance	9

	2.2 Purpose	9

	2.3 ECI Baseline Price Development	9

	2.4 Other Meetings	10

	2.5 Review and Advice	10

	2.6 Reporting	10

	2.7 Management and Coordination	11

	2.8 Warranties	12

	2.9 Consultants	13

	2.10 Subcontracting	13

	2.11 Variations	13

	2.12 Reliance Information	14

3	Principal's obligations	14

4	Payments	14

5	Representatives	16

6	Key Personnel	16

7	Time	16

8	Early Work and Long Lead Time Items	17

9	Preliminary Submission	18

10	Final Submission — ECI Baseline Price	19

11	Finalisation of Construction Contract	21

12	Confidentiality, disclaimer and release	22

	12.1 Confidentiality	22

	12.2 Prohibition Against Copying	22

	12.3 Return of Information	22

	12.4 Release	23

	12.5 Continuing Obligations	23

13	Intellectual Property	23

	13.1 Warranties and Indemnities	23

	13.2 Intellectual Property Rights granted to Principal	23

	13.3 Moral Rights	24

14	Insurance	24

15	Termination	25

16	GST	26

	16.1 Construction	26

	16.2 Consideration GST exclusive	26

	16.3 Payment of GST	26

	16.4 Reimbursements	26

	16.5 Non-merger	27

17	General	27

	17.1 Entire Agreement	27

	17.2 Notices	27

	17.3 Severability	27

	17.4 Other Matters	27

18	Limitation of Liability and Consequential Loss	28

	18.1 Contractor Limitation of Liability	28

	18.2 Not used	29

	18.3 Not used	29

	18.4 Consequential loss exclusion	29

Execution page		31

Schedule 1 Details		32

Schedule 2 Milestones & Milestone Dates		33

Schedule 3 Preliminaries		34

Schedule 4 Contractor's proposal including Schedule of Rates and ECI estimate.		35

Schedule 5 Construction Agreement		40

Schedule 6 Construction Agreement Outstanding Issues	48

Schedule 7 Consultant Agreement Schedule	49

Schedule 8 Commercial Principles	50

Date:

Parties

Vast Solar 1 Pty Ltd ABN 99 660 142 030 of Suite 7.02 124 Walker St, North Sydney, NSW 2060 (Principal)

Primero Group Limited ABN 96 149 964 054 of 1 Pearson Way, Osborne Park, WA 6017 (Contractor)

Background

A The Principal intends to undertake the Project.

B The Principal wishes to engage the Contractor to undertake the ECI Services for the purposes of ascertaining whether to enter into the Construction Contract with the Contractor to undertake the WUC.

The parties agree

1Definitions and interpretation

1.1Definitions

In this Agreement, unless the context otherwise requires, the following words and expressions have the meanings hereby assigned to them:

Agreement means this agreement including all schedules to it.

Authority means all Commonwealth, State and local government councils, parliaments, departments, offices, bodies, instruments, and authorities which in any way govern, regulate, conduct or affect any aspect of the parties rights and obligations under this Agreement, or any aspect of the WUC.

Basis of Design (BOD) means a 50% design development level deliverable to be co-ordinated by the Lead Designer and delivered by the Design Team.

Buildability Issue means any:

(a)	non-compliance with any Legislative Requirements and the PPR Documents;
(b)	lack of integration or interfacing between the Works and any existing structure, improvement, infrastructure, services or utilities; and
(c)	matter or thing which has, or may have, an adverse impact on the constructability of the Works.

Business Day means a day that is not:

(a)	a Saturday, Sunday; or
(b)	a day that is wholly or partly observed as a public holiday throughout South Australia.

Claim means a claim, action, demand, proceeding or judgment for compensation or in respect of any loss, including a claim for an increase in the ECI Services Total Fee, for payment of money (including damages) or for an extension of time (including any defence to a claim for liquidated damages):

(a)	under, arising out of, or in any way in connection with, this Agreement including any direction of the Principal;
(b)	arising out of, or in any way in connection with the ECI Services or either party's conduct before this Agreement came into existence; or
(c)	otherwise at law or in equity, including:
(i)	under or for breach of statute;
(H)	in tort or negligence or otherwise, including negligent misrepresentation;
(Hi)	for restitution, including on a quantum meruit basis; or
(iv)	for unjust enrichment.

Construction Contract means the contract, based on Australian Standard General Conditions of Contract for Design and Construct AS 4902-2000 as set out at Schedule 5.

Construction Contract Outstanding Issues means the list of issues to be negotiated in the Construction Contract prior to execution of the Final Construction Contract, as set out at Schedule 6.

Consultant means a consultant, as identified in the Consultant Schedule, that the Contractor must, subject to the terms of this Agreement, engage under a Final Consultant Agreement.

Consultant Agreement means an agreement between the Contractor and a Consultant.

Consultant Schedule means Schedule 7.

Contract Material means any Design Documents and any materials created or required to be created by or on behalf of the Contractor under this Agreement.

Contract Details means the information as attached at Schedule 1.

Contractor Background IP means the specific Intellectual Property Rights owned by the Contractor prior to entry into this Agreement or developed independently to this Agreement, but does not include any Contract Material howsoever created or required to be created under this Agreement.

Contractors Representative means the person identified at Schedule 1.

Date for Final Submission means the date specified for Final Submission in Schedule 2 unless otherwise extended by the Principal in accordance with this Agreement.

Date for Preliminary Submission means the date specified for Preliminary Submission in Schedule 2 unless otherwise extended by the Principal in accordance with this Agreement.

Deliverable means the PPR Document and all other things required under clause 10 and 11 of this Agreement.

Design Documents means all preliminary drawings, specifications and other information, samples, models, patterns and the like which are created for the construction of the Works.

Design Team means any combination of the Lead Designer, Engineer, Contractor and Early Contractor Suppliers.

Early Contractor Suppliers means John Cockerill, Doosan Skoda, CyD, Vast.

Early Work has the meaning in clause 8(a).

Early Works Contract has the meaning in clause 8(c).

ECI Baseline Price has the meaning in pargarph 1 of Schedule 8.

ECI Services means the services described in clause 2.

ECI Services Monthly Fee means the monthly fee payable by the Principal to the Contractor in respect of the performance of the ECI Services up to the Date for Final Submission, comprising of:

(a)	the Contractor's reasonable costs to undertake the ECI Services for that month, calculated using the Schedule of Rates; and
(b)	third party expenses approved by the Principal and incurred by the Contractor for that month.

ECI Services Total Fee means, subject to clauses 2.11 and Error! Reference source not found., the estimated total amount payable by the Principal to the Contractor for the ECI Services, as specified in Schedule 4.

Engineer means Worley, AFRY, Fyfe.

Environment, Resources and Development Court means the environment, resources and development court established under the Environment, Resources and Development Court Act (1993) (SA).

Final Construction Contract means the Construction Contract that contains the resolved and agreed positions on the Construction Contract Outstanding Issues.

Final Consultant Agreement means each Consultant Agreement, as negotiated between the Contractor and the Consultant and entered into in accordance with clause 10(i).

Final Submission means the document prepared by the Contractor and submitted to the Principal pursuant to clause 10 which is described as the "Final Submission".

GST has the same meaning as given in the GST Act.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Amount means to the extent that the consideration expressed to be provided by the recipient (or any other entity) is:

(a)

monetary consideration — the amount calculated by multiplying the consideration payable by the recipient (excluding the amount payable as GST) for the relevant taxable supply by the prevailing GST rate; or

(b)	non-monetary consideration — the amount calculated by multiplying the GST inclusive market value of that consideration (excluding the amount payable as GST) by the prevailing GST rate.

Intellectual Property Rights means all rights in or in relation to copyright, designs, patents, registered designs, inventions, trademarks or other protected rights, whether registrable, registered or patentable.

Key Personnel means those personnel of the Contractor relevant to the performance of the ECI Services as specified in Schedule 1.

Lead Designer means Vast.

Legislative Requirements includes:

(a)	Acts, Ordinances, regulations, by-laws, orders, awards and proclamations of the jurisdiction where WUC or the particular part thereof is being carried out;
(b)	certificates, licences, consents, permits, approvals and requirements of any Authority; and
(c)	Australian Standards, the Building Code of Australia and other codes of practice or industry standards to the extent that such codes and standards are relevant to the carrying out of the WUC.

Long Lead Time Order has the meaning given in clause 8(a).

Milestones and Milestone Dates means the milestones and milestone dates specified in Schedule 2 (if any).

Moral Rights has the meaning given under the Copyright Act 1968 (Cth) and also includes any personal right, wherever existing in the world, protecting an author's intellectual and personal relations to a work.

PPR Documents means the draft drawings, specifications and other documents which are to be developed by the Contractor under this Agreement and agreed by the Principal to constitute the Principal's project requirements for the Works and including without limitation the BOD.

Preliminary Submission means the document prepared by the Contractor and submitted to the Principal pursuant to clause 8 which is described as the "Preliminary Submission".

Principal’s Representative means the person identified at Schedule 1.

Process Design means the design developed by Worley in relation to the performance and output of the Works.

Project means the design and construction of the Principal's proposed “VS1” concentrated solar thermal power project at 2153 Stuart Hwy Carriewerloo SA 5715.

Reliance Information means geotechnical data, OEM data, tie-in points and battery limits provided by the Principal to the Contractor in respect of the Project.

Risk means all risks, matters or circumstances that the Contractor might encounter if it is engaged by the Principal to design and construct the WUC.

Schedule of Rates means the schedule of hourly rates set out in Schedule 4.

Site means the lands and other places to be made available and any other lands and places made available to the Contractor by the Principal for the purpose of the Construction Contract, including the land at 2153 Stuart Hwy Carriewerloo SA 5715.

Tax Invoice has the same meaning as in the GST Act.

Works has the meaning given to "the Works" under the Construction Contract.

WUC (from Work under the Contract) has the meaning given to "WUC" under the Construction Contract.

1.2Interpretation

In this Agreement:

(a)	references to days mean calendar days and references to a person include an individual, firm or a body, whether corporate or unincorporated;
(b)	time for doing any act or thing under the Agreement will, if it ends on a day that is not a Business Day, be deemed to end on the next Business Day;
(c)	clause headings in the Agreement will not form part of, nor be used in the interpretation of, the Agreement;
(d)	words in the singular include the plural and words in the plural include the singular, according to the requirements of the context. Words importing a gender include every gender;
(e)	communications between the Principal and the Contractor shall be in the English language;
(f)	unless otherwise provided, prices are in Australian Dollars and payments shall be made in Australian Dollars;
(g)	the law of South Australia governs the Agreement, its interpretation and construction;
(h)	the words "include", "includes" and "including" shall be read as if followed by the words "without limitation";
(i)

a reference to any legislation includes any associated regulations, subordinate legislation, rules and orders and includes all legislation, regulations, subordinate legislation, rules and orders varying, consolidating or replacing them; and

C)	words and expressions used in this Agreement which are capitalised, but not specifically defined in this Agreement, have the same meaning as are assigned to them in the Construction Contract.

2ECI Services

2.1Performance

(a)

The Contractor must perform the ECI Services as detailed in the Contractor's proposal included in Schedule 4 and all things reasonably incidental to or inferrable from the ECI Services in accordance with the terms of this Agreement.

(b)

The parties agree that this Agreement applies retrospectively to all services which have, or should have, been undertaken by the Contractor and which constitute part of the ECI Services, even if the services were undertaken (or should have been undertaken) prior to the date of this Agreement.

(c)

Any payments made to the Contractor for services which have been undertaken by the Contractor as part of the ECI Services prior to the date of this Agreement form part of the ECI Services Total Fee payable under this Agreement as per the rates in Schedule 4.

2.2Purpose

(a)	The purpose of the ECI Services is to:
(i)	assist the Principal to determine whether or not to engage the Contractor to undertake the WUC;
(ii)	allow the Contractor to provide constructability input into the BOD and to bring matters to the attention of the Principal which may affect the cost to the Principal in undertaking the Project; and
(iii)	identify opportunities to minimise the cost to the Principal of undertaking the Project, without compromising the Principal's time, cost, performance and quality objectives.
(b)

The Contractor will act as a consultant to the Principal and interface with the other Design Team members. The Contractor must work with the Design Team to develop the design and other relevant documentation from which the parties can agree on an ECI Baseline Price.

2.3ECI Baseline Price Development

The Contractor must:

(a)

meet with the Principal at such times as reasonably notified by the Principal to review and establish the design parameters upon which each iteration of the ECI Baseline Price (or part thereof) is to be based and to discuss and resolve issues associated with the size, cost and schedule of the Works (Cost Estimate Meetings);

(b)

prepare written minutes of all Cost Estimate Meetings setting out the issues discussed at the meeting, identifying any relevant action items and recording all directions, determinations and/or clarifications made during the meeting. The Contractor shall circulate such minutes to the Principal for review and approval no later than five (5) Business Days after each meeting;

(c)	prepare and submit an update of the ECI Baseline Price (or part thereof) when directed to do so by the Principal. The relevant iteration of the ECI Baseline Price

(or part thereof) must clearly itemise the estimated costs of performing each work package to allow the Principal to undertake a detailed cost review. The relevant iteration of the ECI Baseline Price (or part thereof) shall be prepared and submitted on an open book basis and include, but not be limited, to all quantity takeoffs, crew, equipment, calculations of rates of production and progress and the basis thereof and any memoranda, narratives, consultant's reports, schedules, work sequences assumed, and all other information used by the Contractor to arrive at the prices contained in the estimate; and

(d)

after each iteration of the ECI Baseline Price (or part thereof) is submitted, the Design Team must meet to review the ECI Baseline Price (or part thereof) and confirm that it properly takes account of the applicable design parameters. The Principal may at its discretion attend such meetings.

2.4Other Meetings

The Contractor must:

(a)	chair all other ad hoc project meetings (e.g. meetings with any Authority) and issue minutes accordingly; and
(b)	attend meetings as requested by any other Design Team member to assist in the development and preparation of the BOD.

2.5Review and Advice

The Contractor must:

(a)	review the design programme and co-ordinate with the Principal and Design Team to identify key areas of risk in relation to time and cost and how these will be addressed;
(b)	provide buildability advice in relation to construction and staging options;
(c)	assist the Principal in the preparation of the risk matrix and risk management plan;
(d)	assist the Design Team in the identification of value management opportunities and efficiencies in design; and
(e)	advise on early works packages, separable portions and any proposed early trade awards to minimise the risk of delay.

2.6Reporting

The Contractor must:

(a)

provide a written report to the Principal every 10 Business Days following commencement of the ECI Services. The report must deal with all matters reasonably required by the Principal, and as a minimum, include the following:

(i)	progress the Deliverables, and the Contractor shall make such changes and revisions to the Deliverables and provide such supporting data as may be required to obtain the approval of Principal;
(ii)	progress of the other ECI Services;
(iii)	issues encountered in performing the ECI Services;

(iv)	whether in the Contractor’s reasonable opinion at the time the:
(A)	Principal’s target date will be achieved; and
(B)	Project objectives will be fulfilled;
(v)	if any of the above cannot be achieved, the measures the Contractor proposes to implement to ensure their achievement;
(vi)	suggestions of the Contractor for improving the Project; and
(vii)	any value management initiatives realised;
(b)

provide adequate information to describe and express the design and operational requirements of the Project (to the extent that it forms part of the ECI Services) for communication to external authorities and relevant stakeholders;

(c)	subject to clause 2.6(d), carefully examine the Design Documents, BOD (including any draft thereof) and Deliverable (including any draft thereof) and immediately notify the Principal of:
(i)	any ambiguities, discrepancies or errors in the Design Documents, BOD or Deliverable; and
(ii)	any Buildability Issue arising from the design in any Design Documents, BOD or Deliverable; and
(d)	The Contractor is not responsible for Process Design and the Contractor is not required to comply with clauses 2.6(c) and 2.7(h)(ii) to the extent of any Process Design.

2.7Management and Coordination

The Contractor must:

(a)	manage the overall development of the design and BOD in accordance with the construction programme and the Deliverable;
(b)	engage with proposed subcontractors on packages to further develop the design and achieve an acceptable design outcome to the Principal;
(c)	initiate value management processes in order to achieve the most cost effective outcome for each package of the WUC;
(d)	assist the Design Team in the preparation of any application or appeal made to the Environment, Resources and Development Court;
(e)	arrange workshops for key trade packages that require subcontractor input early in the design process including (but not limited to) piling, structure, facade and services;
(f)	assist the other Design Team members with procurement of samples from key suppliers during the design process;
(g)

obtain three tenders for each trade package (except where the Principal has agreed that the Contractor may obtain two or less tenders for a trade package, in which case the Contractor must comply with that requirement) and disclose to the

Principal each tender received on a fully transparent, open book basis to develop the ECI Baseline Price;

(h)	coordinate with the other Design Team members in preparation of the Deliverable, including but not limited to:
(i)	coordination of engineering, designs, drawings, specifications and other services provided by and through Consultants and integration of such material into the BOD and PPR Document;
(ii)

subject to clause 2.6(d), review of the professional quality, technical accuracy and the coordination of all engineering, designs, drawings, specifications and other services provided by or through the other Design Team members;

(iii)	review, consideration, utilisation and incorporation of any testing and survey information provided by the Principal;
(iv)	review of information with respect to applicable Legislative Requirements and use of such information so that the Deliverable complies with all applicable Legislative Requirements; and
(v)	providing of prompt written notice to the Principal if the Contractor becomes aware of an error, omission or inconsistency in the Design Documents,

so that the Deliverable is sufficient for the Principal to finalise the construction programme for the Project and allow the Principal to estimate the probable construction cost and schedule for the Project, based on the preliminary construction programme as agreed to by the Principal in accordance with this Agreement and to enable the Principal to make related decisions with respect to the design of the Project;

(i)

make arrangements with the Principal to visit the Site to familiarise the Contractor's personnel with the Site and its characteristics, including existing infrastructure, environmental status, physical constraints and any other matters relevant to the Works;

(j)	expedite progress of the documentation to ensure the overall project programme is maintained;
(k)

to the extent applicable to the ECI Services, the Contractor must manage and coordinate the Early Contractor Suppliers and ensure that the Early Contractor Suppliers provide all relevant information required for the preparation of the BOD and the finalisation of the Deliverable in accordance with this Agreement; and

(l)

with the assistance of the Principal as may be reasonably requested by the Contractor, liaise with any relevant Authority to confirm that the Works and the sequence and methodologies the Contractor proposes to employ to undertake the Works, including but not limited to those relating to site establishment, access, cranage and hoisting, loading and services relocation, comply with all Legislative Requirements.

2.8Warranties

(a)	The Contractor warrants and covenants that:

(i)	it has the necessary skills, resources and experience to properly and successfully perform the ECI Services;
(ii)	it has been provided with the Design Documents and those documents are sufficiently detailed for the Contractor to comply with its obligations under this Agreement;
(iii)	this Agreement will terminate on the earlier of:
(A)	execution of the Construction Contract;
(B)	rejection of the Contractor's Final Submission; or
(C)	termination of this Agreement in accordance with clause 15;
(iv)	it will perform the ECI Services:
(A)

with the skill, care and diligence that would be expected of a properly qualified design and construction contractor experienced in providing services of a similar type, nature and complexity to the ECI Services; and

(B)	in accordance with all Legislative Requirements; and
(v)

it will review the Design Documents, BOD or Deliverable for ambiguities, discrepancies, errors and Buildability Issues and, except where the Contractor has notified the Principal of an ambiguity, discrepancy, error or Buildability Issue under clause 2.6(c) and subject to clause 2.6(d), will use all reasonable endeavours to ensure that the Design Documents, BOD or Deliverables do not contain any ambiguities, discrepancies, errors and Buildability Issues.

2.9Consultants

The Contractor must use best endeavours to negotiate a Consultant Agreement with each Consultant.

2.10Subcontracting

The Contractor must not subcontract any of the ECI Services without the prior written approval of the Principal.

2.11Variations

The Principal may at any time in writing direct the Contractor to:

(a)	increase, decrease or omit any part of the Services;
(b)	change the extent, form or nature of the Services; or
(c)	perform additional services to those included in the Services,

and any adjustment to the ECI Services Total Fee will be as agreed between the parties or otherwise as reasonably assessed by the Principal using the Schedule of Rates.

2.12Reliance Information

The Contractor will promptly notify the Principal of any ambiguity, discrepancy or error which become apparent to the Contractor. The Contractor will be entitled to claim its actual reasonable costs incurred by the Contractor in carrying out any additional services or work required by the Principal and arising from an ambiguity, discrepancy or error in the Reliance Information.

3Principal’s obligations

In consideration of the performance by the Contractor of its obligations under this Agreement, the Principal will:

(a)	pay the ECI Services Monthly Fee in accordance with clause 4; and
(b)	allow the Contractor to submit its Preliminary Submission and Final Submission for the performance of the WUC in accordance with clauses 8 and 10.

4Payments

(a)

The Contractor must submit claims for payment of the ECI Services Monthly Fee to the Principal at the times described in Schedule 1. Each payment claim will be deemed to have been made on the date for making that claim, must be in writing in the form of a valid Tax Invoice and must:

(i)	contain sufficient detail for the Principal to identify the ECI Services performed and ascertain whether the relevant Milestones have been achieved during the relevant claim period;
(ii)	include the total previously certified as payable by the Principal along with a list of all payments made by the Principal to the Contractor to the date of the payment claim; and
(iii)	include such other information that the Principal reasonably requires.
(b)	The Principal shall, within 10 Business Days after receiving the Contractor's payment claim, issue to the Contractor a payment schedule. The payment schedule must:
(i)	identify the payment claim to which it relates;
(ii)	state the Principal's opinion of the moneys due and payable (if any) by the Principal to the Contractor or by the Contractor to the Principal (as the case may be) in respect of the payment claim; and
(iii)

set out the calculations employed to arrive at the amount in the payment schedule and the reasons for any difference between the amount in the payment claim and the amount stated in the payment schedule (including, where the amount stated in the payment schedule is less than the amount in the payment claim because the Principal is withholding payment for any reason, the Principal's reasons for withholding payment).

(c)	Not used.

(d)	If the Contractor does not give a payment claim in accordance with clause 4(a), the Principal may still issue the payment schedule to the Contractor.
(e)

If the Principal does not issue the payment schedule within 10 Business Days after receipt of a valid payment claim, that payment claim is deemed to be the relevant payment schedule but such deeming will not prevent the Principal from setting out in a later payment schedule any amount it omitted to set-off in the deemed payment schedule.

(f)

Within 3 Business Days after the issue of the payment schedule, or if no payment schedule has been issued, within 3 Business Days of the expiry of the period referred to in clause 4(b), the Contractor shall issue a Tax Invoice to the Principal in respect of the amount of such payment schedule (or, if no payment schedule has been issued, in the amount of the Contractor's payment claim) which separately identifies the GST component, the Contractor's Australian Business Number (ABN) and the Principal's project reference number (if any).

(g)

Subject to receipt by the Principal of a Tax Invoice referred to in clause 4(f) the Principal must pay to the Contractor an amount not less than the amount shown in such Tax Invoice as due to the Contractor by the last day of the month following the date of the relevant payment claim.

(h)	Where the payment schedule shows a negative balance, the Contractor must pay the Principal that balance within 10 Business Days of receipt by the Contractor of the payment schedule.
(i)

Neither a payment claim, payment schedule, Tax Invoice nor payment of moneys by the Principal is evidence of the value of the ECI Services or that any services have been carried out satisfactorily or at all. Payment is made on account only.

(j)	The Principal may deduct or set off amounts due and payable to it by the Contractor from amounts due to the Contractor under this Agreement.
(k)

Subject to clauses 10(f) and 15(b), the Contractor acknowledges and agrees that its sole entitlement to payment, damages or compensation in respect of the performance of the ECI Services pursuant to this Agreement is for payment of the ECI Services Monthly Fee.

(I)	The parties agree and acknowledge that any progress payments due or arising in connection with this Agreement are to be valued in accordance with this clause.
(m)	Despite any other provision of this Agreement but subject to clause 4(n), the parties agree and acknowledge that:
(i)	the ECI Services Total Fee is an estimate only;
(ii)

consequently, the ECI Services Total Fee may need to increase to reflect the actual reasonable costs incurred by the Contractor (calculated using the Schedule of Rates) and third party expenses approved by the Principal and incurred by the Contractor;

(ii)

the Contractor must, from when it becomes aware or otherwise use best endeavours to, provide the Principal with reasonable advance notice of any likely increase to the ECI Services Total Fee and any evidentiary documents or information reasonably required by the Principal to assess the increase to the ECI Services Total Fee; and

(iii)

if the total actual reasonable costs incurred by the Contractor (calculated using the Schedule of Rates) and third party expenses approved by the Principal and incurred by the Contractor exceed the ECI Services Total Fee (as adjusted under this Agreement), then the Principal will adjust the ECI Services Total Fee accordingly.

(n)

Despite any other provision of this Agreement, the parties acknowledge and agree that the Contractor will not be entitled to a positive adjustment to the ECI Services Total Fee if the costs incurred by the Contractor in connection with the ECI Services were caused or contributed to by a default of the Contractor.

5Representatives

(a)

The Principal's Representative is authorised to represent the Principal for all of the purposes of this Agreement. The Contractor must comply with all directions issued by the Principal's Representative in accordance with this Agreement.

(b)

The Contractor's Representative is authorised to represent the Contractor for all of the purposes of this Agreement. The Contractor's Representative must not be replaced without obtaining the Principal's prior written approval, which will not be unreasonably withheld or delayed.

(c)	The Contractor's Representative is to be a member of the Key Personnel.

6Key Personnel

(a)	The Key Personnel:
(i)	are appointed to positions of responsibility on behalf of the Contractor in respect of its performance of the ECI Services; and
(ii)	must remain dedicated to the performance of the ECI Services.
(b)

The Contractor must not (other than in the case of resignation, dismissal with cause, illness or death) replace any of the Key Personnel without the prior written approval of the Principal, which must not be unreasonably withheld or delayed.

(c)

Any persons offered to replace Key Personnel must have equivalent experience and skill to the original Key Personnel being replaced and must be approved by the Principal in writing, with such approval not to be unreasonably withheld or delayed.

(d)	The Contractor must use its best endeavours to replace any Key Personnel as soon as practicable and must procure that Key Personnel are appointed at all times for the duration of this Agreement.
(e)

The Principal may provide notice at any time requiring that the Contractor remove any one or more Key Personnel if the Principal is dissatisfied with the performance of that Key Personnel member for any reason. Upon receipt of such notice, the Contractor must replace the specified Key Personnel as soon as possible.

7Time

(a)	The Contractor must:

(i)

promptly commence and perform the ECI Services in accordance with the Milestones, or other reasonable timing and programming requirements of the Principal, and with due expedition and without delay, and by the Date for Final Submission;

(ii)	achieve each Milestone by the relevant Milestone Date;
(iii)	submit the Preliminary Submission on or before the Date for Preliminary Submission;
(iv)	submit the Final Submission on or before the Date for Final Submission;
(v)	notify the Principal of any delays or potential delays to the performance of the ECI Services and the submission of the Preliminary Submission or Final Submission; and
(vi)	take all steps and commit all resources reasonably necessary to minimise the effect of any delay to the ECI Services.
(b)	No Milestone Date will be extended other than:
(i)	by the Principal, in its sole discretion, for any amount of time;
(ii)	a delay caused by an act or omission of the Principal (other than an act or omission permitted under this Agreement);
(iii)	variations in the ECI Services under this Agreement; or
(iv)

if consultants engaged directly by the Principal cause the Contractor to not achieve each Milestone by the relevant Milestone Date, then to the extent such delay was not caused or contributed to by the Consultant, by an amount determined by the Principal, acting reasonably;

(c)	The Date for Final Submission may be extended in accordance with clause 7(b) or brought forward by mutual agreement.
(d)	The Principal and the Contractor agree that the ECI Services Total Fee covers all ECI Services to be performed by the Contractor up to the Date for Final Submission.

8Early Work and Long Lead Time Items

(a)

Notwithstanding that the Contractor has not yet submitted a Final Submission and the parties have not entered into a Final Construction Contract, the Principal, acting reasonably, may request the Contractor from time to time to provide a quotation to carry out certain early works (Early Works) or procure long lead time items (as directed by the Principal) to maintain the Contractor's Program (Long Lead Time Order).

(b)

The Contractor will promptly provide to the Principal a quote for the performance of the Early Work or Long Lead Time Order so the Principal may decide whether to engage the Contractor to undertake the relevant Early Work or place the Long Lead Time Order.

(c)	If the Contractor's quote in clause 8(b) is agreed by the Principal, then the Principal and the Contractor will seek to negotiate and enter into separate contract for the performance of the relevant Early Work and/or Long Lead Time Order on mutually acceptable terms (Early Works Contract). The terms of any such Early Works Contract will exclusively govern the Contractor's performance of the Early Works and payments by the Principal to the Contractor in respect of the Early Works and any Lead Time Order.

(d)

Alternatively, the Principal may give the Contractor a written direction to proceed with a Long Lead Time Order under this Agreement, in which case the approved costs of that Long Lead Time Order will be added to the ECI Services Total Fee payable by the Principal under this Agreement and those approved costs will be claimed and paid in accordance with clause 4.

(e)	The Contractor has no right to any payment under this Agreement for the preparation of any quote the subject of clause 8(b).

9Preliminary Submission

(a)	The Contractor must submit the Preliminary Submission to the Principal having regard to the commercial principles set out in Schedule 8 and the terms of this Agreement and:
(i)	within 15 Business Days following completion of approximately 30% of the design development phase; or
(ii)	at such later stage of design as nominated by the Principal,

and in any event no later than the Date for Preliminary Submission, in the number of copies and in the form as advised by the Principal.

(b)	The Preliminary Submission will state the Contractor's proposed ECI Baseline Price, which must include:
(i)	all amounts necessary for the Contractor to perform the WUC in accordance with the then current draft of the PPR Documents;
(ii)	details of the allowances for each trade package;
(iii)	allowances for consultant fees;
(iv)	all preliminaries along with a detailed breakdown including any applicable risk contingency;
(v)	a percentage amount for total profit and overheads; and
(vi)	amounts in respect of provisional sums (if any).
(c)	The Preliminary Submission will as a minimum also:
(i)	include a current draft of the PPR Document;
(ii)	include a proposed date for practical completion which shall be no later than 24 months after Notice to Proceed or such later period as agreed between the Parties as circumstances reasonably require;
(iii)	include a programme to achieve practical completion of the WUC by the date for practical completion, including the details and requirements stated in the

Construction Contract, and such further details and requirements as the Principal may advise;

(iv)	detail the Contractor's proposed Project team (including any consultants and subcontractors identified for each trade package at that stage); and
(v)	include such further information as may be reasonably required by the Principal.
(d)	If the Principal rejects the Preliminary Submission or terminates this Agreement:
(i)	the Contractor must novate any Early Works Contracts or Long Lead Item Order to the Principal (or its nominee) within 10 Business Days of the date of such rejection or termination;
(ii)	the Principal may proceed to procure the performance of the WUC by any person and in any manner as determined by the Principal in its sole discretion;
(iii)

the Contractor will not be liable to the Principal for any loss suffered by the Principal due to any error, omission or discrepancy in the Design Documents prepared or reviewed by the Contractor as part of the ECI Services;

(iv)

subject to clause 15(b) and the Principal's other rights under this Agreement, the Principal must pay the Contractor any remaining amount of the ECI Services Monthly Fee for the ECI Services performed up to the date of termination (as assessed by the Principal) within 20 Business Days of receipt of a valid Tax Invoice; and

(v)	the Contractor will otherwise have no Claim against the Principal arising out of or in connection with the rejection of the Preliminary Submission or termination of this Agreement.

10 Final Submission - ECI Baseline Price

(a)	The parties must, prior to the Date for Final Submission, develop and agree the ECI Baseline Price in accordance with the commercial principles set out in Schedule 8 and the terms of this Agreement.
(b)	The Contractor must submit the Final Submission to the Principal by:
(i)

no later than 25 Business Days following the date that will be nominated by the Principal (at the Principal's discretion, once the Principal is satisfied with the level of completion of design development); and

(ii)	no later than the Date for Final Submission,

in the number of copies and in the form as advised by the Principal.

(c)	The Final Submission will state the parties' agreed ECI Baseline Price, which must include:
(i)	the PPR Document;
(ii)	all amounts necessary for the Contractor to perform the WUC in accordance with the PPR Document;

(iii)	details of the allowances for each trade package based on the tendered subcontract sum received from the relevant subcontractor;
(iv)	allowances for all consultant fees;
(v)	an amount in respect of all preliminaries along with a detailed breakdown of the nature and costs of each of the preliminaries stated at Schedule 3 including any applicable risk contingency;
(vi)	an amount for total profit and overheads;
(vii)	amounts in respect of provisional sums (if any); and
(d)	The Final Submission will as a minimum also:
(i)	include a proposed date for practical completion which shall be no later than 24 months after Notice to Proceed or such later period as agreed between the Parties as circumstances reasonably require;
(ii)

include a programme to achieve practical completion of the WUC by the date for practical completion, including the details and requirements stated in the Construction Contract, and such further details and requirements as the Principal may advise;

(iii)	set out the proposed PPR Documents which are to be included in the Final Construction Contract; and
(iv)	include such further information as may be reasonably required by the Principal.
(e)	Upon receipt of the Final Submission, the Principal may, at its sole discretion:
(i)	enter into the Final Construction Contract with the Contractor, which incorporates:
(A)	the Construction Contract (with the resolved and agreed Construction Contract Outstanding Issues);
(B)	the PPR Documents as proposed; and
(C)	the ECI Baseline Price; or
(ii)	reject the Final Submission and invite alternative offers for the design and construction of the Works; or
(iii)

without rejecting the Final Submission, negotiate with the Contractor with the objective of resolving the Construction Contract Outstanding Issues and entering into the Final Construction Contract. Following such negotiations, the Principal may elect to proceed under clause 10(e)(i).

(f)	If the Principal rejects the Final Submission or terminates this Agreement:
(i)	the Contractor must novate any Early Works Contracts or Long Lead Time Order to the Principal (or its nominee) within 10 Business Days of the date of such rejection or termination;

(ii)	the Principal may proceed to procure the performance of the WUC by any person and in any manner as determined by the Principal in its sole discretion;
(iii)

the Contractor will not be liable to the Principal for any loss suffered by the Principal due to any error, omission or discrepancy in the Design Documents prepared or reviewed by the Contractor as part of the ECI Services;

(iv)

subject to clause 15(b) and the Principal's other rights under this Agreement, the Principal must pay the Contractor any remaining pro-rata amount of the ECI Services Monthly Fee for the ECI Services performed up to the date of termination (as assessed by the Principal) within 20 Business Days of receipt of a valid Tax Invoice; and

(v)	the Contractor will otherwise have no Claim against the Principal arising out of or in connection with the rejection of the Final Submission or termination of this Agreement.
(g)

The Principal and the Contractor agree that this Agreement shall terminate (subject to the express provisions of this Agreement which survive termination) on execution of the Final Construction Contract, and this Agreement shall have no further effect.

(h)	The parties acknowledge and agree that nothing in this Agreement obliges the Principal to enter into the Final Construction Contract with the Contractor.
(i)

Where the Principal and the Contractor enter into the Final Construction Contract, the Contractor acknowledges and agrees that the Contractor must engage each Consultant for the Project under a Final Consultant Agreement, except where the Contractor demonstrates to the Principal that a Consultant is unwilling to enter into a Final Consultant Agreement with the Contractor (despite the Contractor's best endeavours to do so), is insolvent, has ceased to exist or has a conflict of interest that prevents the Consultant from being engaged under a Final Consultant Contract, in which case the Contractor must obtain the Principal's consent to proceed with an alternative consultant, such consent not to be unreasonably withheld. In obtaining the Principal's consent to proceed with an alternative consultant, the Contractor must:

(i)	demonstrate to the Principal's satisfaction that the alternative consultant:
(A)	has equivalent technical capability as the Consultant being replaced;
(B)	has the financial capability to perform the services for which the Consultant being replaced would have been engaged to perform; and
(C)	does not have a conflict of interest; and
(ii)	agree to engage the Consultant under a Final Consultant Agreement.

11Finalisation of Construction Contract

(a)	If prior to the date for Final Submission the Principal elects to re-commence negotiations to finalise the Construction Contract, the Contractor must negotiate with the Principal in good faith to seek to resolve the Construction Contract Outstanding Issues.

(b)	The Contractor acknowledges and agrees that entry into the Final Construction Contract is the at the absolute discretion of the Principal.
(c)	This Agreement and any conduct or statement whether prior or subsequent to the execution of this Agreement is not, and must not be deemed to be:
(i)	an offer to contract on the part of the Principal in respect of the performance of the WUC; or
(ii)

a binding undertaking of any kind by the Principal in respect of the performance of the WUC or the entry into the Final Construction Contract (including to the extent permissible at law, quasi-contractual rights, promissory estoppel or rights with a similar legal basis).

No legal or other obligation will exist between the Principal and the Contractor in relation to the performance of the WUC as a result of this Agreement, the submission of a Final Submission, or the issuing of any notice of acceptance, unless and until the Final Construction Contract is finalised and executed by both parties.

12Confidentiality, disclaimer and release

12.1Confidentiality

The Contractor must keep confidential any document provided to it by the Principal or its agents or consultants in respect of the Project, except where disclosure to a third party is required by law or is required for the purpose of performing its obligations under this Agreement and then only to the extent reasonably necessary.

12.2Prohibition Against Copying

The Contractor must not copy or reproduce any document provided to it by the Principal or its agents or consultants in respect of the Project except where required for the purpose of performing its obligations under this Agreement and then only to the extent reasonably necessary.

12.3Return of Information

Immediately upon receiving notice that the Final Submission has not been accepted or that discussions with the Contractor in respect of proposed entry into the Final Construction Contract have ceased, the Contractor shall:

(a)

if required by the Principal, provide to the Principal every Contract Material and Deliverable it has obtained or prepared in respect of the Project and, subject to clause (b) below all copies thereof; and

(b)

may retain copies of Contract Material for its proper record keeping purposes (and must inform the Principal of the fact it has retained copies of such documents), with these documents continuing to be subject to the same confidentiality obligations as set out in clause 12.1

12.4Release

Neither the Principal, the Principal's agents nor any of the employees, officers, advisers or consultants of the Principal:

(a)

except in respect of the Reliance Information, are liable or responsible in any way for the accuracy or completeness of any document provided to or received by the Contractor in respect of the Project; or

(b)

are liable for any loss or damage of whatever kind (whether foreseeable or not) howsoever arising suffered or incurred by any person in connection with any such document, the evaluation of the Final Submission, any negotiations in respect of the Final Construction Contract and the selection process (including by reason of any negligence, default or lack of care). However, for the avoidance of doubt and without limiting clause 10(e), this clause 12.4(b) will not relieve the Principal from any liability under the Final Construction Contract once it has been entered into.

12.5Continuing Obligations

Clause 12 does not merge and survives the termination or completion of this Agreement.

13Intellectual Property

13.1Warranties and Indemnities

(a)

The Contractor warrants that any design, materials, documents, methods of working, drawings, reports or other material each provided by the Contractor (including the Contractor Background IP) as part of its performance of the ECI Services, shall not infringe any Intellectual Property Rights.

(b)	The Contractor must indemnify the Principal against such infringements.
(c)

The Contractor warrants that all designs, other drawings, plans, specifications, renderings and models and other work relating to the Project or provided as part of the ECI Services (including but not limited to the Preliminary Submission and Final Submission and all designs, specification or other documents or work prepared by the Contractor or any other contractor or consultant engaged by the Contractor for the ECI Services) and all ideas, concepts, plans, programs, layouts, written descriptions or other creative products that are created as a result of or pursuant to this Contract shall be the exclusive property of the Principal.

13.2Intellectual Property Rights granted to Principal

(a)

Title to all Contract Material and the Intellectual Property Rights (other than the Contractor Background IP) in or relating to the Contract Material will vest in the Principal immediately upon creation of the relevant Contract Material, and the Contractor will provide the Principal with a non-exclusive licence for the use of any Contractor Background IP for the Project.

(b)	The Principal grants to the Contractor a perpetual, royalty-free and non-exclusive, sub-licensable licence to use those Intellectual Property Rights for the purpose of performing the ECI Services.

(c)

The Principal shall have the full and complete right to use, without paying any compensation, the Deliverable and the ideas and designs contained therein for information and reference in connection with:

(i)	the full design and construction of the Project;
(ii)	the Principal's use and occupancy of the Project;
(iii)	the maintenance and repair of the Project;
(iv)	alterations or future construction to the Project; or
(v)	to establish prototype designs or standards that the Principal may elect to implement at other properties or projects.
(d)

The Contractor must apply for any permits or approvals from any Authority pertaining to and in the performance of the ECI Services in the name of the Principal. If the Contractor is unable to apply in the name of the Principal, the Contractor acknowledges it makes such application, and holds any consequent permit or approval, on trust for the Principal and must take all steps and execute all documents reasonably required by the Principal to ensure that the Principal obtains the benefit of the permit or approval.

13.3Moral Rights

The Contractor must procure all waivers and consents in relation to Moral Rights in the Contract Material which are necessary to ensure that the Principal and its nominees are at all times entitled to use, reproduce, publish, perform in public, transmit, modify and adapt the Contract Material in any way, without any obligation to any other person and, in particular, without any obligation:

(a)	to attribute, or not attribute, authorship of any Contract Material to any person; or
(b)	not to subject (or authorise the subjection of) any Contract Material to derogatory treatment.

14Insurance

(a)	The Contractor must effect and keep current the following insurance policies for the durations set out below:
(i)

professional indemnity insurance of not less than $5,000,000 for any one claim and in the aggregate each year to be maintained until 6 years after termination of this Agreement or, if applicable, upon execution of the Final Construction Contract, to be maintained and continued thereafter in accordance with and for the amounts set out in the Final Construction Contract;

(ii)

public liability insurance in the joint names of the Principal and the Contractor for an amount of not less than $20,000,000 per occurrence to be maintained, until termination of this Agreement or, if applicable, upon execution of the Final Construction Contract, to be maintained and continued thereafter in accordance with and for the amounts set out in the Final Construction Contract; and

(iii)	insurance against liability for death or illness of, or injury to, persons employed by the Contractor, including liability by statute and at common law at all times while performing the ECI Services.
(b)	Upon written request by the Principal, the Contractor must provide the Principal with certificates of currency for each of the above insurances that show that such insurances have been affected.
(c)

Any insurance required to be effected in joint names in accordance with this Agreement must include a cross liability clause in which the insurer agrees to waive all rights of subrogation or action against any of the persons constituting the insured and for the purpose of which the insurer accepts the term `insured' as applying to each of the persons constituting the insured as if a separate policy of insurance had been issued to each of them (subject always to the overall sum insured not being increased thereby).

15Termination

(a)	The Principal may terminate this Agreement at any time and for any reason (including for the Principal's convenience) by giving the Contractor 10 (ten) Business Days' notice in writing.
(b)

If the Principal terminates this Agreement, the Principal must pay the Contractor the sum certified by the Principal as being due to the Contractor to reflect any outstanding ECI Services Monthly Fee for the ECI Services provided up to the date of termination. That amount will be in full and final satisfaction of all obligations of the Principal to the Contractor in relation to this Agreement, and any loss, costs, damages or expenses which• might otherwise be payable by the Principal to the Contractor for any reason whatsoever arising from the termination. The Contractor otherwise shall have no Claim against the Principal arising out of or in connection with the Principal’s termination of this Agreement.

(c)

If the Principal rejects the Final Submission or terminates this Agreement, the Contractor will not be liable to the Principal for any loss suffered by the Principal due to any error, omission or discrepancy in the Design Documents prepared by the Contractor or its agents, employees, officers, sub-contractors, advisers or consultants.

(d)	If the Principal terminates this Agreement, the Contractor must:
(i)

return to the Principal, within 10 Business Days of any such termination, all materials, Design Documents, Contract Material or other documentation relevant to the performance of the ECI Services (noting however that the Contractor is entitled to retain records of this under clause 12.3(b)); and

(ii)

subject to the Contractor receiving reasonable compensation for this, provide all reasonable assistance required by the Principal to enable the Principal and any successor to the Contractor to have the Project carried out with effect from the date of termination of this Agreement (including to enable the Principal and its nominated third parties to understand and utilise the materials, Design Documents, Contract Material or other documentation for the Project).

(e)	Clause 15 does not merge and survives the termination or completion of this Agreement.

16GST

16.1Construction

Terms defined in the GST Act have the same meaning when used in this clause 16 or in the definition of GST Amount, unless expressly stated otherwise.

16.2Consideration GST exclusive

Unless expressly stated otherwise, any consideration payable or to be provided or amount used in the calculation of a sum payable under this Agreement has been determined without regard to GST and must be increased on account of any GST payable under this clause 16.

16.3Payment of GST

(a)

If GST is payable as a consequence of any supply made under or in connection with this Agreement by a party making a supply (Supplier), the recipient of that supply must pay the GST Amount as an additional amount to the Supplier.

(b)

The recipient must pay any GST Amount at the same time and in the same manner as making payment of any consideration on which the GST Amount is calculated. If the GST Amount is not calculated on consideration, the recipient must pay the GST Amount within ten (10) Business Days of receipt of a written demand by or on behalf of the Supplier.

(c)

For the avoidance of doubt, if a GST Amount is payable on any taxable supply that is made for a period or on a progressive basis and the consideration for the taxable supply is to be provided on a progressive or periodic basis, the recipient must pay the GST Amount, subject to the receipt of a tax invoice, as if each progressive or periodic component of the supply were a separate supply.

(d)

If at any time an adjustment is made or required to be made between the Supplier or any other payer of GST and the relevant taxing authority on account of any amount paid as GST as a consequence of any supply made under or in connection with this Agreement by the Supplier, a corresponding adjustment must be made as between the Supplier and the recipient and any payment necessary to give effect to the adjustment must be made.

(e)	The recipient must pay any amount it is required to pay under this clause in full and without deduction, notwithstanding any entitlement that it may have to a credit or offset however arising.
(f)	As a condition precedent to payment of any GST Amount or any amount including. any GST Amount, the Supplier must provide to the recipient a tax invoice complying with the GST Act.

16.4Reimbursements

Despite any other provision of this Agreement, if either party is required to reimburse to the other or indemnify the other for any cost, expense or other amount (or part) that the other party has incurred or will incur in connection with this Agreement, the amount must be reduced by any part of that amount which is recoverable by the other party (or representative member if this is not the other party) by way of an input tax credit or partial input tax credit.

16.5Non-merger

This clause 16 does not merge on completion.

17General

17.1Entire Agreement

(a)

This Agreement constitutes the entire agreement between the parties and supersedes all communications, negotiations, arrangements and agreements, either oral or written, made or entered into prior to the date of this Agreement between the parties.

(b)	The Contractor acknowledges that there were no representations or conduct or circumstances outside the terms and conditions of this Agreement on which it relied in entering into this Agreement.

17.2Notices

(a)	Any notice or other communication must be in writing and will be deemed to have been given, received or served:
(i)	if it is delivered by hand, sent by email or send via Aconex or any similar online collaboration tool, on the day of actual delivery; and
(ii)	if it is sent by mail:
(A)	within Australia — two (2) Business Days after posting; or
(B)	to or from a place outside Australia — seven (7) Business Days after posting.
(b)

All correspondence (including notices) if not hand delivered must be directed to the address, or email address as stated in Schedule 1 or such other address or email address notified in writing by the Principal or the Contractor as applicable.

17.3Severability

If it is held by a Court of competent jurisdiction that:

(a)	any part of this Agreement is void, voidable, illegal or unenforceable; or
(b)	this Agreement would be void, voidable, illegal or unenforceable unless any part of this Agreement were severed there from,

then that part will be severable from and will not affect the continued operation of the rest of this Agreement.

17.4Other Matters

(a)	This Agreement may only be varied as provided for in this Agreement or replaced by a document duly executed by the parties.
(b)	A single or partial exercise or waiver of a right relating to this Agreement will not prevent any other exercise of that right or the exercise of any other right.

(c)	Each party must bear its own costs in connection with the negotiation, preparation and execution of this Agreement.
(d)	An obligation of two or more persons binds them separately and together.
(e)	Except to the extent specifically provided by this Agreement, this Agreement is not intended to create a partnership, joint venture or agency relationship between the parties.
(f)	This Agreement may be executed in any number of counterparts, each of which:
(i)	may be executed electronically or in handwriting; and
(ii)	will be deemed to be an original whether kept in electronic or paper form, and all of which taken together make one instrument.
(g)

Each person who executes this Agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney

18Limitation of Liability and Consequential Loss

18.1Contractor Limitation of Liability

(a)

Subject to clause 18.1(b), the Contractor's total aggregate liability to the Principal arising out of or in connection with this Agreement is limited to an amount which is equal to 100% of the ECI Services Total Fee (Liability Cap).

(b)	The Liability Cap does not apply to or limit the Contractor's liability:
(i)	to the extent that it:
(A)	cannot be limited at law;
(B)

arises out of or in connection with the Contractor's or any subcontractor’s wilful or reckless act or omission, gross negligence, fraud, fines and penalties levied against the Principal as a consequence of the Contractor's violation of law or criminal conduct; or

(C)	arises out of or in connection with the Contractor's abandonment of its obligations under this Agreement;
(ii)	to the extent that the Contractor and/or any subconsultant is actually indemnified for a liability under a policy of insurance, or would have been entitled to be indemnified for a liability but for:
(A)

any failure to take out the relevant policy or policies, a breach by the Contractor or the applicable subconsultant of the relevant policy or policies, a failure by the Contractor or the applicable subconsultant to pay any premiums under the relevant policy or policies, or any breach of this Agreement;

(B)	a failure by the Contractor or the applicable subconsultant to diligently pursue its rights under that insurance policy; or

(C)

an act or omission of the Contractor or the applicable subconsultant or any of their employees or agents vitiating or violating the insurance or otherwise resulting in the insurance not responding for the amount claimed;

(iii)

which would, but for the inclusion of the liability limitation stipulated in clause 18.1(a), have been covered under an insurance policy required to be held by the Contractor or a subcontractor in respect of this Agreement or the ECI Services performed hereunder;

(iv)	in respect of personal injury (including death) or illness of any person;
(v)

in respect of loss of or destruction of or damage to any property of a third party, being a person who is not the Principal or any 'Related Entity' as defined in section 9 of the Corporations Act 2001 (Cth) of the Principal;

(vi)

in respect of amounts initially incurred by the Contractor but in respect of which the Contractor has recovered (by way of payment, set off or otherwise) from any other party, including but not limited to any subcontractor;

(vii)	for breach of confidence or privacy or misuse of personal information;
(viii)	which arises as a result of any infringement of intellectual property rights,
(ix)	in respect of Contractor's or any subcontractor's failure to pay any taxes that are the responsibility of the Contractor or a subcontractor under this Agreement.
(c)	Any amounts of any liability referred to in clause 18.1(b)(i) to 18.1(b)(ix) will not be included in any calculation of the limit of the Contractor's total aggregate liability under clause 18.1(a).
(d)	This clause will survive termination of this Contract.

18.2Not used

18.3Not used

18.4Consequential loss exclusion

(a)

Notwithstanding any other provision of this Agreement but subject to clause 18.4(c) and to the extent permitted by law, the Contractor is not liable for any consequential loss suffered or incurred by the Principal, howsoever arising out of or in connection with the Agreement (whether by way of indemnity, by reason of any breach of the Agreement, in tort (including negligence), under warranty, under statute or otherwise or in law or equity).

(b)	In this clause 18.2, “consequential loss” means the following indirect, special or consequential loss or damage arising out of or in connection with the ECI Services or the Agreement:
(i)	loss of profits;
(ii)	loss of revenue;
(iii)	financing expenses;

(iv)	loss of use;
(v)	loss of data;
(vi)	loss of opportunity including any opportunity to increase margins or develop business;
(vii)	damage to business reputation or goodwill;
(viii)	wasted overheads;
(ix)	losses or damages for which the Principal is liable for under any other contracts or agreements other than the Agreement; or
(x)	loss of contract.
(c)	Subclause 18.4(a) does not apply to, limit or restrict in any way, the liability of the Contractor:
(i)	to the extent that it:
(A)	cannot be limited at law;
(B)

arises out of or in connection with the Contractor's or any Subcontractor's wilful or reckless act or omission, gross negligence, fraud, fines and penalties levied against the Principal as a consequence of the Contractor's violation of law or criminal conduct; or

(C)	arises out of or in connection with the Contractor's abandonment of its obligations under this Agreement;
(ii)	in respect of personal injury (including death) or illness of any person
(iii)

in respect of loss of or destruction of or damage to any property of a third party, being a person who is not the Principal or any 'Related Entity' as defined in section 9 of the Corporations Act 2001 (Cth) of the Principal;

(iv)	for breach of confidence or privacy or misuse of personal information;
(v)	which arises as a result of any infringement of intellectual property rights; and
(vi)	any consequential loss to the extent that such consequential loss is recovered under any insurance policy required to be effected and maintained by the Contractor under the Agreement.

Execution page

Executed as an agreement.

Executed by Vast Solar 1 Pty in accordance with
section 127 of the Corporations Act 2001 (Cth)
by:

/s/ Craig Wood	/s/ Mark Smith
Signature of director	Signature of director/secretary

Craig Wood	Mark Smith
Name of director (print)	Name of director/secretary (print)

Executed by Primero Group Limited in
accordance with section 127 of the Corporations
Act 2001 (Cth) y:

/s/ Michael Gollschewski	/s/ Kimberley William Hyman
Signature of director	Signature of directory/secretary

Michael Gollschewski	Kimberley William Hyman
Name of director (print)	Name of director/secretary (print)

Schedule 1Details

PRINCIPAL:	Vast Solar 1 Pty Ltd Attention: [***]

CONTRACTOR:	Primero Group Limited

PRINCIPAL’S REPRESENTATIVE: (Clause 1.1)	[***]

CONTRACTOR'S REPRESENTATIVE: (Clause 1.1)	[***]

ECI SERVICES TOTAL FEE (Clause 1.1)	$[***] (ex GST)

KEY PERSONNEL (Clause 1.1)	Name	Position
	[***] -	ECI Lead
	[***] -	Design Manager
	[***] —	Manager of Construction

TIME FOR SUBMISSION OF PAYMENT CLAIMS (Clause 4)	Payment Claims to be submitted on the final Business Day of each month to which the Payment Claim relates.

CONTRACTOR'S ADDRESS FOR SERVICE OF NOTICES	1 Pearson Way, Osborne Park, WA 6017
(Clause 17.2(b))	[***]

PRINCIPAL'S ADDRESS FOR SERVICES OF NOTICES	Suite 7.02, 124 Walker St., North Sydney, NSW 2060
(Clause 17.2(b))	[***]

Schedule 2Milestones & Milestone Dates

ACTIVITY	DUE DATE
1. Date for Preliminary Submission	28-March-2023
2. Date for Final Submission	31-August-2023

Schedule 3Preliminaries

Not used.

Schedule 4Contractor’s proposal including Schedule of Rates and ECI estimate.

VS1— 30MW Port Augusta CSP

VAST

	Revision	Status	Prepared	Reviewed	Approved
14/02/24 19/01/24 22/12/23	2 1 0	Revised and Re-Issued to Client Revised and Re-Issued to Client Issued to Client	[***] [***] [***]	[***] [***] [***]	[***] [***] [***]

EARLY CONTRACTOR INVOLVEMENT PROPOSAL

VS1 - 30MW PORT AUGUSTA CSP

EARLY CONTRACTOR INVOLVEMENT PROPOSAL	VAST
VS1 - 30MW PORT AUGUSTA CSP

Our ref: 42104-PPL-BD-004

14 February 2024

ATTN: [***]

CC: [***]

Vast Solar Pty Ltd

226-228 Liverpool Street

Darlinghurst
NSW 2010

Dear [***],

RE: Provision of Early Contractor Involvement (ECI) Services — VS1 30MW Port Augusta CSP Project

Further to our non-binding ECI Proposals submitted to Vast on 22 December 2023 and 19 January 2024, Primero is pleased to submit this revised ECI Proposal (Proposal) which incorporates recent scope amendments as discussed between the parties.

We note that subsequent to our most recent submission (dated 19/1/24), the parties have discussed the following items:

●	AFRY undertaking piping and structural design services for the ECI phase.
●	Design scope reduction (namely removal of piping and structural design scope from Primero to AFRY).
●	PAM design improvement opportunities — namely with each of John Cockerill, Doosan-Skoda and AFRY.
●	Primero oversight and review of AFRY, John Cockerill and Doosan-Skoda designs from a constructability and total cost to project efficiency perspective.
●	VS1 ECI Agreement terms and Commercial Principles.

We have tabulated a summary of updates included within this revised Proposal:

Proposal Aspect	Previous Submission Reference	This Submission Reference	Revision / Update Comments
ECI Organisation Chart	N/A	Appendix A	Revised to remove Piping and Structural Design teams.
Budget CTR Estimates	Appendix A	Appendix B

The Budget CTR Estimates have been revised to remove structural and piping scope that will now be delivered by AFRY. We have included some allowance for AFRY support/oversight/reviews, etc. as recently discussed.

Indicative ECI Delivery Schedule	N/A	Appendix C	Revised to align with revised scope split with AFRY and revised ECI contract execution timing (from previous January assumption).
Proposed Engineering Deliverables List	Appendix B	Appendix D	The Proposed Engineering Deliverables List has been updated to reflect the removal of structural and piping scope.
Primero ECI Services Resource Rates	Appendix C	Appendix E	Previously revised rates are included again herein for completeness.

EARLY CONTRACTOR INVOLVEMENT PROPOSAL VS1 - 30MW PORT AUGUSTA CSP	VAST

We trust this revised Proposal is aligned with Vast's expectations and we look forward to reaching agreement on the VS1 ECI Agreement Terms and supporting Vast and the VS1 Project through the delivery of the proposed ECI Services.

If you have any further questions, then please do not hesitate to contact me directly at [***] or [***].

Yours sincerely,

/s/

Schedule 5Construction Agreement

GILBERT +TOBIN

Design & Construct Construction Contract

in respect of [insert project details here]

[insert Principal entity]

(Principal)

[insert Contractor entity]
Contractor Licence No.[insert]
(Contractor)

Contract Sum

$[insert contract sum] (ex GST)

[insert date 2023]

SYDNEY I MELBOURNE I PERTH

Date:

Parties

1	[insert Principal entity] ACN [insert ACN] of [insert address] (Principal)

2	insert Contractor entity, ACN and address and licence number] (Contractor)

Background

A	The Principal wishes to engage the Contractor to execute and complete Works in accordance with the Contract.
B

The Contractor has examined in detail the documents set out in this Contract and has satisfied itself that the Works can be generally constructed in accordance with (and subject to the terms of) this Contract.

C	The Contractor acknowledges that the Principal has relied upon the representations in Recital B in entering into this Contract.
D	The Contractor agrees to its engagement on the terms set out in this

Contract. The parties agree

Operative Provisions

1	The Contractor must carry out and complete the Works described in the Contract Documents in accordance with the terms set out therein.
2	Subject to the terms of the Contract and due and proper performance of the Works by the Contractor, the Principal shall pay the Contractor the Contract Sum in accordance with the Contract.
3	The following Contract Documents will together comprise the Contract between the parties:
(a)	this Formal Instrument of Agreement;
(b)	the General Conditions of Contract - Modified AS 4902-2000; and
(c)	the Annexures to the General Conditions of Contract, comprising:

(i)PART A — Contract Information;

(ii)PART B — Approved form of unconditional undertaking;

(iii)PART C — Deed of Novation (Subcontractor);

(iv)PART D — Deed of Novation (Consultant);

(v)PART E — Deletions, amendments and additions;

(vi)PART F - Subcontractor Warranty Deed

Gilbert + Tobin	44

(vii)PART G — Principal's Project Requirements;

(viii)PART H - Statutory Declaration and Subcontractor Statement;

(ix)PART I — Deed of Release

(x) PART J — Form of Parent Company Guarantee;

(xi)PART K — Monthly Reporting Requirements

In the event of any ambiguity, discrepancy or inconsistency between anything contained in the Contract Documents, for the purpose of interpretation the following order of precedence applies:

(d)	this Formal Instrument of Agreement;
(e)	the General Conditions of Contract;
(0	Annexure Part A to the General Conditions of Contract; and
(g)	Annexure Parts B — K of the General Conditions of Contract.
4

The Contract may not be modified except in writing executed by both parties. None of the terms or conditions of the Contract shall be waived, discharged (except by performance) or released either at law or in equity except with the prior written consent of the party having the benefit of such terms or conditions.

5	The Contract:
(a)	applies to the performance of WUC whether performed before, on or after the date of this Contract; and
(b)	constitutes the entire agreement between the parties as to its subject matter.
6	The Contract Sum is listed on the front page of this Formal Instrument of Agreement.
7	In this Contract, words and expressions (unless the context otherwise requires) have the same meanings as those respectively assigned to them in the General Conditions of Contract.
8

This Contract may be executed in a number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the Contract of each party that has executed and delivered the counterpart. A party who has executed a counterpart of this Contract may exchange that counterpart with another party by emailing the counterpart executed by it to that other party and, upon request by that other party, will thereafter promptly deliver by hand or by post to that party the executed counterpart so exchanged by email.

9	Each party will bear its own legal costs in connection with the preparation of the Contract.
10	Signatures

Do not sign this Contract unless you have read and understand the clauses as well as the notes and explanations contained in this document.

Gilbert + Tobin	45

Both the Contractor and the Principal should retain an identical signed copy of this Contract including the drawings, specifications and other attached documents. Make sure that you initial all attached documents and any amendments or deletions to the Contract.

Gilbert + Tobin	46

I Execution page

Executed as a deed.

Signed, sealed and delivered [insert Principal
entity and ACN] in accordance with section
127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Signed, sealed and delivered by [insert
Contractor entity and ACN] in accordance with
section 127 of the Corporations Act 2001 (Cth)
by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Gilbert + Tobin	47

Schedule 6Construction Agreement Outstanding Issues

Not used

Schedule 7Consultant Agreement Schedule

Summary Table

Consultant	Baseline Positions	Fee and Scope

Refer to Schedule 4.

Schedule 8Commercial Principles

Commercial principles for ECI Baseline Price development

1

During the ECI period, the Parties must act reasonably and in good faith to develop and agree a proposed price for the performance of the Works under the Construction Contract, inclusive of applicable price adjustment mechanisms, to be submitted by the Contractor as part of the Final Submission (ECI Baseline Price).

2	The ECI Services include designing and value engineering the Works to minimise price risk during the delivery of the Works under the Construction Contract.
3	The ECI Baseline Price covers the whole of the Works divided into major components (each a Component of the Works), which include all ancillary matters.

4Based on the delivery of the ECI Services, there will be for each Component of the Works:

(a)	a fixed lump sum price (Fixed Price); and/or
(b)	to the extent a Fixed Price cannot be reasonably determined, an estimated price (Estimated Price) calculated in accordance with paragraph 5.

5An Estimated Price for a Component of the Works will be calculated on the basis of:

(a)	the relevant quantities (by reference to unit, item, quantity, person, day, week or month) to deliver that Component of the Works, including labour and materials; and
(b)	a schedule of rates for those quantities (Schedule of Rates); and
(c)	an applicable price adjustment mechanism as is required to recognise changes in complexity of unit rates mutually agreed between the Principal and Contractor during the ECI period.

6Where appropriate, the matters in paragraph 5 are to be determined on the basis of:

(a)	in respect of labour, productivity norms, production rates, organisational charts and resourcing histograms; and
(b)	the Contractor being a willing, but not anxious purchaser of third-party supplies and services using efficient and cost-effective processes.
7	To the extent possible, a single Schedule of Rates will be developed for all categories of quantities across all Components of the Works to which paragraph 4(b) applies.
8	In the Construction Contract, the ECI Baseline Price will be the sum of the Fixed Price and Estimated Price for each Component of the Works and the following price adjustment mechanisms will apply:
(a)	the rates set out in a Schedule of Rates will be reviewed quarterly by the relevant indices (to be determined during the ECI period); and
(b)	an Estimated Price may only be modified:
(i)	on account of paragraph 8(a);

(ii)

for variations which the Contractor is entitled to under the Construction Contract (including variations required due to the reliance information being inaccurate and design changes by the Principal and defects in any Principal-supplied items); or

(iii)	by reasonable costs directly incurred by the Contractor in respect of accelerations which the Contractor is entitled to under the Construction Contract;
(iv)	delay costs which the Contractor is entitled to under the Construction Contract;
(v)	where the actual quantities required to deliver the Component of the Works is greater or less than the amount referred to in paragraph 5(a).
(vi)	in accordance with clause 5(c).